UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2008

COGENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50947	95-4305768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Fair Oaks Avenue South Pasadena, California	91030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 799-8090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements with Certain Officers.

(e) On February 15, 2008, the Compensation Committee of the Board of Directors of Cogent, Inc. (the “Company”) approved a special bonus award of $60,000 for the 2007 fiscal year for James Jasinski, Executive Vice President, Federal and State Systems in connection with his contribution to achieving the Company’s settlement of its litigation against Northrop Grumman Corporation, which was finalized in December 2007. This special bonus award was granted in addition to the amounts granted under the Company’s previously disclosed 2007 non-equity incentive award plan.

In addition, the Compensation Committee approved 2008 base salaries for the Company’s named executive officers. On February 15, 2008, the Compensation Committee increased Ming Hsieh’s base salary to $287,000, Mr. Kim’s base salary to $262,500, Mr. Hollowich’s base salary to $207,000 and Mr. Jasinski’s base salary to $207,000. Mr. Hsieh’s and Mr. Kim’s adjusted base salaries are effective as of January 1, 2008, Mr. Hollowich’s adjusted base salary is effective as of February 1, 2008 and Mr. Jasinski’s adjusted based salary is effective as of May 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENT, INC.

Date: February 21, 2008	By:	/s/ Paul Kim
Paul Kim Chief Financial Officer

3